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                                                                   Exhibit 23(d)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statement No. 333-56616 on Form S-4 of BB&T Corporation of our report dated January 19, 2001, relating to the consolidated balance sheets of Virginia Capital Bancshares, Inc. as of December 31, 2000 and 1999, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the years then ended, which report is included in the December 31, 2000 annual report on Form 10-K of Virginia Capital Bancshares, Inc.


                                             /s/ KPMG LLP

                                             KPMG LLP

Richmond, Virginia
April 27, 2001